As filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-256537

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-256537

UNDER

THE SECURITIES ACT OF 1933

TREMONT MORTGAGE TRUST

(by: Seven Hills Realty Trust, as successor by merger to Tremont Mortgage Trust)

(Exact name of registrant as specified in its charter)

Maryland (Tremont Mortgage Trust)	82-1719041 (Tremont Mortgage Trust)
Maryland (Seven Hills Realty Trust)	20-4649929 (Seven Hills Realty Trust)
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Seven Hills Realty Trust

Two Newton Place
255 Washington Street, Suite 300,
Newton, Massachusetts 02458

(Address of principal executive office, including zip code)

Tremont Mortgage Trust

Amended and Restated 2017 Equity Compensation Plan

(Full title of the plans)

Thomas J. Lorenzini
President
Seven Hills Realty Trust
Two Newton Place
255 Washington Street, Suite 300,
Newton, Massachusetts 02458
(617) 332-9530

(Name, address, including zip code, and telephone number, including area code, of agent for service for
Seven Hills Realty Trust, as successor by merger to Tremont Mortgage Trust)

Copy to:

Lindsey A. Getz

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to the Registration Statement No. 333-256537, filed by Tremont Mortgage Trust (the “Registrant”) on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on May 27, 2021, registering 350,000 common shares of beneficial interest, $0.01 per share, of the Registrant issuable under the Tremont Mortgage Trust Amended and Restated 2017 Equity Compensation Plan.

Effective September 30, 2021, pursuant to the Agreement and Plan of Merger, dated as of April 26, 2021, by and between RMR Mortgage Trust (“RMRM”) and the Registrant, the Registrant merged with and into RMRM with RMRM as the surviving entity in the merger (the “Merger”). Following the Merger, RMRM changed its name to Seven Hills Realty Trust.

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on October 4, 2021.

TREMONT MORTGAGE TRUST

By: SEVEN HILLS REALTY TRUST (formerly known as RMR Mortgage Trust) as successor by merger to Tremont Mortgage Trust

By:	/s/ Thomas J. Lorenzini
Thomas J. Lorenzini
President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.